                                                                     EXHIBIT 3.2

                                   SCHEDULE B
                                     FORM 1
                                  (SECTION 5)
                                  COMPANY ACT
                               ALTERED MEMORANDUM
                                       OF

                             THE LOEWEN GROUP INC.

        (As altered by ordinary resolution dated May 16, 1996 increasing the number of authorized Common Shares to 750,000,000 shares)

     1. The name of the Company is "THE LOEWEN GROUP INC.".

     2. The authorized capital of the Company consists of 990,000,000 shares divided into:

          (a) 750,000,000 Common shares without par value;

          (b) 40,000,000 Class A shares without par value; and

          (c) 200,000,000 First Preferred Shares without par value of which:

              (i) 1,000,000 shares are designated as 7.75% Cumulative Redeemable
                  Convertible First Preferred Shares, Series A;

              (ii) 425,000 shares are designated as Convertible First Preferred
                   Shares, Series B; and

             (iii) 8,800,000 shares are designated as 6.00% Cumulative
                   Redeemable Convertible First Preferred Shares, Series C.

     3. The shares of the Company have attached thereto the special rights and restrictions set forth in the Articles of the Company.